UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 15, 2015

One 4 Art Limited
(Exact name of registrant as specified in charter)

Nevada	3714	39-2078722
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification No.)

One 4 Art Limited

Room 2809-12, 28/F,

Office Tower, Convention Plaza,

1 Harbour Road, Wanchai, Hong Kong

 (Address of principal executive offices)

(852) 3693 0998

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 30, 2015, the Board of Directors and majority stockholder of One 4 Art Limited, a Nevada corporation (the “Company”),  approved a reverse stock split of the Company’s outstanding common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-50 (the “Reverse Stock Split”).

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number: The Reverse Stock Split became effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on June 15, 2015 (the “Effective Date”). On the Effective Date, the Company’s trading symbol  changed to “ONFAD” for a period of 20 business days, after which the “D” will be removed from the Company’s trading symbol, which will revert to the original symbol of “ONFA”. In connection with the Reverse Stock Split, the Company’s CUSIP number  changed to 68235V204. The Reverse Stock Split does not have any effect on the stated par value of the Common Stock.  The authorized Common Stock of the Company also remains unchanged.

Split Adjustment; No Fractional Shares: On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder converted automatically into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 50.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares: Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. Upon surrender of the share certificate, the transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

Globex Transfer, LLC

780 Deltona Blvd., Suite 202

Deltona, FL 32725

Phone:+1 813 344 4490 Fax:+1 386 267 3124

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares, if any. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One 4 Art Limited

Date: June 19, 2015	By:	/s/ Chong Cheuk Man Yuki
Chong Cheuk Man Yuki
Director and Chief Financial Officer